EXHIBIT 10.1

AMENDED AND RESTATED
DIRECTOR INDEMNIFICATION AGREEMENT
THIS AMENDED AND RESTATED DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [·] by and between CBOE Holdings, Inc., a Delaware corporation (the “Corporation”), and [·] (“Indemnitee”). This Agreement supersedes in its entirety any prior Director Indemnification Agreement between the Corporation and Indemnitee.
RECITALS
WHEREAS, highly competent persons have become more reluctant to serve publicly-held companies as directors or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such publicly-held companies;
WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated from time-to-time, the “Certificate of Incorporation”) requires indemnification of the directors (including in their capacity as committee members) of the Corporation, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and its directors with respect to indemnification;
WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future;
WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance Expenses on behalf of, such persons so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;
WHEREAS, Indemnitee is willing to serve, continue to serve or to take on additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified; and
WHEREAS, Indemnitee is or was serving, or may be requested to serve, at the request of the Corporation as a director or officer, employee or agent of any other corporation, partnership, joint venture, trust, or other enterprise or non-profit entity, including service with respect to employee benefit plans (each, an “Other Enterprise”) and, as such, may have certain rights to indemnification and/or insurance provided by such Other Enterprise(s) which Indemnitee and the Corporation intend to be primary to the obligation of the Corporation to indemnify Indemnitee as provided herein.
WHEREAS, the Corporation and Indemnitee previously entered into a Director Indemnification Agreement and desire to amend and replace that Director Indemnification Agreement with this Agreement.
NOW, THEREFORE, in consideration of the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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Section 1.Definitions. As used in this Agreement:
(a)“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.
(b)“Board” means the Board of Directors of the Corporation.
(c)“Bylaws” means the Third Amended and Restated Bylaws of the Corporation, as the same may be further amended and/or restated from time-to-time.
(d)“Constituent Documents” means the Certificate of Incorporation and the Bylaws.
(e)“Corporate Status” describes (i) the status of a person who (A) is or was a director or member of a committee of the Corporation or, (B) if at the time when such person was a director of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of any Other Enterprise, and (ii) any action by or omission of such person in connection with such status.
(f)“Delaware Court” means the Chancery Court of the State of Delaware.
(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(h)“Expenses” means all reasonable attorneys’ fees, costs, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, any Proceeding (including by furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding), as well as any expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses shall also include (i) any Federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments, and other charges paid or payable with respect to such payments, (ii) subject to Section 4(a), any reasonable expenses incurred in connection with seeking recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 8(d) only, Expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The term “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.
(i)“Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be, or is threatened to be involved as a party or otherwise by reason of Indemnitee’s Corporate Status, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement can be provided under this Agreement, including any such matter pending or threatened on or before the date of this Agreement, but excluding any initiated by Indemnitee except as otherwise expressly provided herein.
Section 2.Indemnity. The Corporation agrees to indemnify and hold harmless Indemnitee, in connection with Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)For Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2(a) if Indemnitee, by reason of Indemnitee’s Corporate Status, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Corporation. Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement (including all interest thereon) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding (or part thereof), if

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Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.
(b)For Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2(b) if Indemnitee, by reason of Indemnitee’s Corporate Status, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Corporation. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding (or part thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates; provided, however, that no indemnification for Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that, the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
(c)For Expenses Where Indemnitee is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee, by reason of Indemnitee’s Corporate Status, is a party to (or participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  However, except as provided in Section 9(f), the Corporation shall not be obligated under this Section 2(c) to indemnify Indemnitee for any such amount if and to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise (including, without limitation, any payment made by or on behalf of an Other Enterprise).   In that event, the Corporation shall be obligated to indemnify Indemnitee with respect to any excess beyond such amount actually paid to or on behalf of Indemnitee. For purposes of this Section 2(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)For Expenses When Indemnitee Serves as a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2(d) if Indemnitee, by reason of Indemnitee’s Corporate Status, is or prepares to serve as a witness in any Proceeding to which Indemnitee is not a party, for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith; it being understood, however, that the Corporation shall have no obligation under this Section 2(d) to compensate Indemnitee for Indemnitee’s time or efforts so expended.
For purposes of this Agreement, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation or its Affiliates” if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the Corporation or its Affiliates.
Section 3.Exceptions to Right to Indemnification. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with:
(a)any amount paid in settlement absent prior written consent to such settlement by the Corporation (such consent not to be unreasonably withheld);
(b)except as provided in Section 9(f), any amount otherwise indemnifiable (or for which advancement is provided hereunder) if and to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or otherwise,

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including, without limitation, any such payment made by or on behalf of an Other Enterprise, it being understood that, consistent with Section 9(i), if applicable, such Other Enterprise shall be primarily responsible for Jointly Indemnifiable Proceedings;
(c)any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002; and
(d)except as provided in Section 8(d), in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation, any of its Affiliates or any Other Enterprise, or any such entity’s directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or such part of the Proceeding) prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.
Section 4.Advancement of Expenses.
(a)This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3. The Corporation shall advance, to the extent not prohibited by applicable law, Expenses incurred by Indemnitee in connection with defending any Proceeding (or any part of any Proceeding), and such advancement shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding; provided, that any request for advancement of attorneys’ and other experts’ fees and costs must be accompanied by a detailed billing statement, redacted only as necessary to preserve any applicable attorney-client or other legally recognized privilege. Such statements shall reasonably evidence the Expenses incurred by Indemnitee or on Indemnitee’s behalf and shall include reasonable backup for all costs and disbursements in excess of $250.00. With respect to any attempt to secure recovery under any applicable directors’ and officers’ liability insurance policies maintained by the Corporation, the Corporation shall be entitled (absent a conflict of interest with Indemnitee) to secure such recovery on behalf of Indemnitee, and Indemnitee shall be entitled to advancement of Expenses if, and only if, the actions of Indemnitee and its attorneys and other advisors in such regard are not duplicative of those of the Corporation or (absent a conflict of interest) any other person or entity seeking recovery thereunder.
(b)Any advancement of Expenses pursuant to this Section 4 shall be made only upon delivery to the Corporation of an instrument, by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A (each such instrument, an “Undertaking”) to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that Indemnitee is not entitled to be so indemnified for such Expenses. No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to Indemnitee’s ability to make repayment.
(c)    Notwithstanding anything herein to the contrary, in no event shall the Corporation be required to advance any Expenses to Indemnitee if the Corporation directly brings a Proceeding alleging that Indemnitee (i) committed an act or omission not in good faith or (ii) committed an act of intentional misconduct or a knowing violation of law.
Section 5.Procedure for Requesting Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including such

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documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. In addition, Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which Indemnitee may seek indemnification or advancement of Expenses hereunder. The omission or delay by Indemnitee to request indemnification hereunder or provide the notice required by the immediately preceding sentence will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise, except to the extent that the Corporation is materially prejudiced by the delay, and any such delay shall not constitute a waiver by Indemnitee of any rights under this Agreement.
Section 6.Procedures for Determining Entitlement to Indemnification.
(a)Determination to be Made by the Board. Upon written request by Indemnitee for indemnification pursuant to Section 5, a determination with respect to Indemnitee’s entitlement thereto shall be made by the Board. The Board’s determination of Indemnitee’s right to indemnification shall be made within the following time frames:
(i)if there has been a final disposition of the Proceeding that was the basis for Indemnitee’s claim for indemnification, the Board’s determination with respect to Indemnitee’s entitlement to indemnification shall be made within the later of thirty (30) days after receipt by the Corporation of the request therefor and thirty (30) days after the Indemnitee provides the Corporation with written notice of the final disposition of the applicable Proceeding; and
(ii)if there has not been a final disposition of the Proceeding that was the basis for Indemnitee’s claim for indemnification and the Board decides not to wait until the final disposition of that Proceeding to make a determination with respect to Indemnitee’s entitlement to indemnification, the Board’s determination with respect to Indemnitee’s entitlement to indemnification shall be made within sixty (60) days after receipt by the Corporation of the request therefor; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Board in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
Any such determination by the Board shall be promptly communicated to Indemnitee by written notice, which notice shall include (if applicable) a description of the reason(s) why Indemnitee’s request for indemnification hereunder was denied. In making any such determination, the Board shall act in good faith and provide Indemnitee with a reasonable opportunity to appear before, and present Indemnitee’s case to, the Board.
(b)Duty to Cooperate. Indemnitee shall cooperate with the Board with respect to the Board’s determination as to whether Indemnitee’s is entitled to indemnification, including providing to the Board and its representatives and advisors, upon reasonable advance request, that part of any documentation or information which is not subject to any legally recognized privilege or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably pertinent to such determination. Any Expenses incurred by Indemnitee in providing such cooperation shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold Indemnitee harmless therefrom.
(c)Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the Board shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5, and the Corporation shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by the Board of any determination contrary to that presumption. Neither the failure of the

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Corporation to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(d)Effect of Proceeding. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(e)Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or Other Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or Other Enterprise on matters that Indemnitee reasonably believes are within such officers’ duties, or on the advice of legal counsel for the Corporation or Other Enterprise or on information or records given or reports made to the Corporation or Other Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Other Enterprise. The provisions of this Section 6(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed (subject to such presumption being rebutted) that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.
(f)    Partial Disputes. If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.
(g)    No Imputed Knowledge, Actions or Omissions. The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Corporation, any of its Affiliates or any Other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
(a)No Determination Required Prior to Final Disposition. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the applicable Proceeding.
Section 7.Defense of Proceedings. The Corporation shall be entitled to participate at its own expense in the defense of any Proceeding relating to Indemnitee’s Corporate Status. The Corporation shall also be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee unless (a) the named parties in any such Proceeding (including any impleaded parties) include the Corporation or any Affiliate of the Corporation and Indemnitee, and Indemnitee reasonably believes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Corporation or such subsidiary, or (b) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing. The Corporation shall not, without the prior written consent of Indemnitee (which shall not be unreasonably withheld), effect any settlement of any Proceeding relating to Indemnitee’s Corporate Status unless such settlement solely involves

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the payment of money by the Corporation and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Proceeding.
Section 8.Remedies of Indemnitee.
(a)Subject to Section 8(e), in the event that (i) the Board determines pursuant to Section 6(a) that Indemnitee is not entitled to indemnification under this Agreement, (ii) no determination of entitlement to indemnification shall have been made by the Board pursuant to Section 6(a) within the applicable time period (or any extension thereof) set forth in Section 6(a), (iii) advancement of Expenses is not timely made pursuant to Section 4, (iv) payment of indemnification is not made pursuant to Section 2(c), Section 2(d) or the last sentence of Section 6(b) within thirty (30) days after receipt by the Corporation of a written request therefor which includes a statement of fees that reasonably evidences the Expenses incurred by Indemnitee or on Indemnitee’s behalf and which includes reasonable backup for all Expenses in excess of $250.00 (including, with respect to attorneys’ and other experts’ fees and costs, a detailed billing statement, redacted only as necessary to preserve any applicable attorney-client other legally recognized privilege), or (v) payment of indemnification pursuant to Section 2 (other than subsections (c) and (d) thereof which are covered above) is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of Indemnitee’s entitlement to such indemnification or advancement of Expenses.
(b)Any Proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of either (i) an adverse determination by the Board pursuant to Section 6(a) that Indemnitee is not entitled to indemnification, or (ii) the absence of a determination by the Board pursuant to Section 6(a) that Indemnitee is entitled to indemnification, if such was the case. In any Proceeding commenced pursuant to this Section 8 the Corporation shall have the burden of proving, by clear and convincing evidence, that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)If a determination shall have been made pursuant to Section 6(a) that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any Proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by Indemnitee against the Corporation for the interpretation, enforcement or defense of Indemnitee’s rights to indemnification or advancement of Expenses under this Agreement or, subject to Section 4, under any directors’ and officers’ liability insurance policies maintained by the Corporation.
(e)The Corporation shall be precluded from asserting in any Proceeding, including, without limitation, a Proceeding under this Section 8, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Corporation is bound by all the provisions of this Agreement.
Section 9.Non-exclusivity; Survival of Rights; Insurance; Subrogation.
(a)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law (as amended from time to time), the Constituent Documents, any agreement, a vote of stockholders or a resolution of directors, or otherwise, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise and (ii) shall be interpreted independently of, and

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without reference to, any other such rights to which Indemnitee may at any time be entitled. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such supplement, modification or amendment.
(c)To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments to Delaware law after the date hereof.
(d)To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Constituent Documents, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Constituent Documents.
(e)The Corporation shall use its reasonable efforts to maintain in effect at all times (subject to appropriate cost considerations) an insurance policy or policies providing directors’ and officers’ liability insurance for directors and officers of the Corporation. The Corporation shall advise Indemnitee as to the general terms of, and the amounts of coverage provided by, any such directors’ and officers’ liability insurance policy and shall promptly notify Indemnitee if, at any time, any such insurance policy will no longer be maintained or the amount of coverage under any such insurance policy will be decreased. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The provisions of this Section 9(e) shall not (i) restrict the Corporation’s right to purchase any type of directors’ and officers’ liability coverage (or any other insurance coverage that is reserved to or benefits solely or primarily independent or non-executive directors) or (ii) afford any officer or non-executive director who is not insured under any such insurance policy a claim against the Corporation, Indemnitee, or any other entity arising from the purchase or existence of such insurance coverage.
(f)In the event that Indemnitee has rights to indemnification, advancement of Expenses and/or insurance provided by another entity which is not an Other Enterprise (each, an “Other Indemnitor”), the Corporation hereby agrees that as between the Corporation and any such Other Indemnitor (i) the Corporation is the indemnitor of first resort with respect to expenses or liabilities incurred by Indemnitee by reason of Indemnitee’s Corporate Status (i.e., its obligations to Indemnitee are primary and any obligation of the Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) the Corporation shall be required to advance the full amount of Expenses incurred by Indemnitee by reason of Indemnitee’s Corporate Status and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Constituent Documents (or any other agreement between the Corporation and Indemnitee) by reason of Indemnitee’s Corporate Status, without regard to any rights Indemnitee may have against the Other Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases the Other Indemnitor from any and all claims against the Other Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or

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payment by an Other Indemnitor on behalf of Indemnitee with respect to any claim that arises by reason of Indemnitee’s Corporate Status for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation.  The Corporation and Indemnitee agree that an Other Indemnitor is an express third party beneficiary of the terms hereof.
(g)Except as provided in Section 9(f), in the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against an Other Indemnitor), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring a Proceeding to enforce such rights.
(h)Except as provided in Section 9(f), the Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving in Indemnitee’s Corporate Status shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from another person or entity.
(i)Given that certain Proceedings may arise for which Indemnitee shall be entitled to indemnification or advancement of Expenses from both an Other Enterprise and the Corporation (“Jointly Indemnifiable Proceedings”) due to the relationship between any such Other Enterprise and the Corporation and the service of Indemnitee as a director or officer, employee or agent of such Other Enterprise at the request of the Corporation, Indemnitee agrees that the indemnification provided hereunder shall be secondary to any and all indemnification to which Indemnitee is entitled from such Other Enterprise(s), and will only be paid to the extent the primary indemnification is not promptly paid by such Other Enterprise(s) and Indemnitee is otherwise entitled to indemnification under this Agreement. Under no circumstance shall any Other Enterprise be entitled to any right of contribution, subrogation or any other recovery of any kind by the Corporation in respect of such Other Enterprise’s indemnification obligations, and any right of recovery Indemnitee may have from any such Other Enterprise shall reduce the rights of Indemnitee and the obligations of the Corporation hereunder. In the event that the Corporation shall make any payment to Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Proceeding, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against such Other Enterprise(s), and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Corporation to bring a Proceeding to enforce such rights.
Section 10.Contribution. Unless precluded by Section 3 or as a result of an adverse determination pursuant to Section 6(a), to the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 11.Duration; Binding Effect. The rights granted to Indemnitee hereunder shall continue and survive any termination of this Agreement and any termination of Indemnitee’s Corporate Status and shall inure to the benefit of Indemnitee, Indemnitee’s personal representatives, heirs, executors, administrators and beneficiaries. This Agreement will be binding upon the Corporation but will not,

EXHIBIT 10.1

absent the written consent of Indemnitee, otherwise be assignable, transferable or delegable by the Corporation.
Section 12.Severability. The invalidity or unenforceability of any provision hereof (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid or unenforceable, that is not itself invalid or unenforceable) shall in no way affect the validity or enforceability of any other provision. This Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with this intent, to the extent necessary to resolve such conflict. To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 13.Integration. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Constituent Documents, any employment agreement between Indemnitee and the Corporation or any of its subsidiaries and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 14.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
Section 15.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt (d) sent by facsimile transmission, upon receipt by the sender of a printed confirmation of transmittal, or (e) sent by e-mail transmission, upon receipt by the sender of electronic confirmation of such transmittal:
(a)    If to Indemnitee:
[NAME]
[ADDRESS]
Facsimile: [·]
E-mail: [·]

or to any other address as may have been furnished to the Corporation by Indemnitee.
(b)    If to the Corporation to:
CBOE Holdings, Inc.
400 South LaSalle Street
Chicago, Illinois 60605
Attention: General Counsel
Facsimile: (312) 786-7919
E-mail: corporatesecretary@cboe.com

EXHIBIT 10.1

or to any other address as may have been furnished to Indemnitee by the Corporation.
Section 16.Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules which would require the application of the laws of a jurisdiction other than the State of Delaware. The Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such Proceeding in the Delaware Court, (d) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, and (e) agree to accept service of any summons, complaint or other pleading which is made in the manner provided in Section 15, provided that nothing in this Section 16 shall affect the right of a party hereto to serve such summons, complaint or other pleading in any other manner permitted by applicable law.
Section 17.Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer any right, remedy or claim upon any person other than the parties, the Corporation’s successors and permitted assigns, and Indemnitee’s personal representatives, heirs, executors, administrators and beneficiaries.
Section 18.Interpretation. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The word “including” means “including but not limited to” or “including without limitation.” Unless the context expressly indicates otherwise, reference to any Section means such Section of this Agreement.
Section 19.No Construction as Employment Agreement. Nothing contained in this Agreement will be construed as giving Indemnitee any right to be retained in the employ of the Corporation of any of its Affiliates.
Section 20.Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart. Each counterpart may be delivered by facsimile transmission or e-mail (as a .pdf, .tif or similar un-editable attachment), which transmission shall be deemed delivery of an originally executed counterpart hereof.

[REMAINDER OF PAGE BLANK, SIGNATURE PAGE FOLLOWS]

(Signature Page to Indemnification Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.
CBOE HOLDINGS, INC.

By:
Name:

EXHIBIT 10.1

Title:

INDEMNITEE:

Name:

EXHIBIT A - GENERAL FORM OF UNDERTAKING FOR ADVANCEMENT OF EXPENSES

1.This instrument (this “Undertaking”) is being executed by the undersigned in favor of CBOE Holdings, Inc., a Delaware corporation (the “Corporation”), pursuant to that certain Amended and Restated Director Indemnification Agreement, made as of [·] (the “Indemnification Agreement”), by and between the Corporation and the undersigned. Capitalized terms used but not defined in this Undertaking shall have the meanings ascribed to such terms in the Indemnification Agreement.

2.I am requesting advancement of Expenses which have been or will be actually and reasonably incurred by me or on my behalf in connection with a Proceeding to which I am a party or am threatened to be made a party, or in which I am or may be participating, by reason of my Corporate Status.

3.With respect to all matters related to such Proceeding, I believe I acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates, and, with respect to any criminal Proceeding, I had no reasonable cause to believe that my conduct was unlawful.

4.I hereby undertake to repay any advancement of Expenses if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that I am not entitled to be so indemnified for such Expenses.

5.I am requesting advancement of Expenses in connection with the following matter: [PROVIDE DETAILS]

Name of Indemnitee:
Dated: